Calculation of Filing Fee Tables
F-3
POET TECHNOLOGIES INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Shares	457(r)	19,047,620	$ 21.00	$ 400,000,020.00	0.0001381	$ 55,240.00
Fees to be Paid	2	Other	Warrants to Purchase Common Shares	457(r)				0.0001381
Fees to be Paid	3	Equity	Common Shares issuable upon exercise of the Warrants	457(r)	19,047,620	$ 26.25	$ 500,000,025.00	0.0001381	$ 69,050.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 900,000,045.00		$ 124,290.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 124,290.00
Offering Note
[1]	The filing fee is calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to Rule 416 under the Securities Act, this prospectus supplement also covers such additional shares as may hereafter be offered or issued with respect to the shares registered hereby resulting from stock splits, stock dividends, recapitalizations or similar capital adjustments. In accordance with Rules 456(b) and 457(r) of the Securities Act, the Registrant initially deferred payment of all of the registration fee for Registration Statement No. 333-292868 filed on January 22, 2026 (the "Registration Statement"). This registration fee table shall be deemed to update the "Calculation of Filing Fee Table" in the Registration Statement in accordance with Rules 456(b) and 457(r) under the Securities Act, which registration fee is paid herewith for the related offering. The prospectus supplement to which this registration fee table is attached, together with the base prospectus contained in the Registration Statement, is a final prospectus for the related offering.

[2]	Common shares being registered are issuable upon exercise of the warrants (as defined in the prospectus supplement). The registration fee is calculated in accordance with Rule 457(r) under the Securities Act. Pursuant to Rule 457(g), no additional fee is payable for the warrants. See also Note 1.

[3]	Consists of up to 19,047,620 common shares issuable upon exercise of the warrants. The registration fee is calculated in accordance with Rule 457(r) under the Securities Act. The "Proposed Maximum Offering Price Per Unit" represents the exercise price of $26.25 per common share issuable pursuant to the warrants. See also Note 1.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date